Exhibit 23.2

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 10, 2004, in Post-Effective Amendment No. 3 to the Registration Statement (Form SB-2 No. 333-89600) and related Prospectus of Webb Interactive Services, Inc. for the registration of 9,029,000 shares of its common stock.

/s/ ERNST & YOUNG, LLP

Denver, Colorado

May 12, 2005